UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2019

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Virginia	000-30739	54-1972729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10

Bridgewater, New Jersey 08807

(Address of Principal Executive Offices, and Zip Code)

(908) 977-9900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

On May 21, 2019, Insmed Incorporated (the “Company”) and William H. Lewis, Chairman and Chief Executive Officer of the Company (the “Selling Shareholder”), entered into an Underwriting Agreement, dated May 21, 2019 (the “Underwriting Agreement”), with Morgan Stanley & Co. LLC, SVB Leerink LLC and Goldman Sachs & Co. LLC, as managers of the underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which, subject to satisfaction of the conditions set forth therein, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, 9,615,385 shares (the “Company Firm Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a price to the public of $26.00, less underwriting discounts and commissions.  The net proceeds to the Company from the sale of the Company Firm Shares, after deducting underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $235.5 million.

The Company has also granted the Underwriters an option to purchase up to an additional 1,042,307 shares of Common Stock within thirty days after May 21, 2019 at the public offering price, less underwriting discount and commissions (together with the Company Firm Shares, the “Company Shares”). In addition, the Selling Shareholder has granted the Underwriters an option to purchase up to 400,000 shares of Common Stock (the “Selling Shareholder Shares” and, together with the Company Shares, the “Shares”) within thirty days after May 21, 2019 at the public offering price. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering is being made pursuant to a base prospectus dated January 22, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) as part of a shelf registration statement that became automatically effective upon filing, as amended by Post-Effective Amendment No 1 thereto, filed with the SEC on January 22, 2018, as supplemented by a preliminary prospectus supplement filed with the SEC on May 20, 2019, and a final prospectus supplement, dated May 21, 2019.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Company’s Registration Statement and the offering of the Shares.  The Company and the Selling Shareholder each have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The Company and the Underwriters expect to consummate the sale and purchase of the Company Firm Shares pursuant to the Underwriting Agreement on May 24, 2019.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The legal opinion of Hunton Andrews Kurth LLP relating to the Company Firm Shares being offered is filed herewith as Exhibit 5.1.

On May 20, 2019, the Company issued a press release announcing the commencement of the offering.  On May 21, 2019, the Company issued a press release announcing the pricing of the offering.  Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1

Underwriting Agreement, dated May 21, 2019, by and among Insmed Incorporated, William H. Lewis and Morgan Stanley & Co. LLC, SVB Leerink LLC and Goldman Sachs & Co. LLC, as managers of the underwriters named in Schedule I thereto.

5.1	Opinion of Hunton Andrews Kurth LLP.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

99.1	Press Release issued by Insmed Incorporated on May 20, 2019.

99.2	Press Release issued by Insmed Incorporated on May 21, 2019.

EXHIBIT INDEX

Exhibit	Description

1.1

Underwriting Agreement, dated May 21, 2019, by and among Insmed Incorporated, William H. Lewis and Morgan Stanley & Co. LLC, SVB Leerink LLC and Goldman Sachs & Co. LLC, as managers of the underwriters named in Schedule I thereto.

5.1	Opinion of Hunton Andrews Kurth LLP.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

99.1	Press Release issued by Insmed Incorporated on May 20, 2019.

99.2	Press Release issued by Insmed Incorporated on May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2019	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer